                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
    ----------------------------------------------------------------------------

                                              LYDALL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                              LYDALL, INC.
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11.
     (1) Title of each class of securities to which transaction applies:
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         -----------------------------------------------------------------------
     (5) Total fee paid:
         -----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         -----------------------------------------------------------------------
     (3) Filing Party:
         -----------------------------------------------------------------------
     (4) Date Filed:
         -----------------------------------------------------------------------

                                     [LOGO]

                                     PROXY

                                   STATEMENT

                              1999 PROXY STATEMENT
                        --------------------------------

                  NOTICE OF THE ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 12, 1999

                                      One Colonial Road
                                      P.O. Box 151
                                      Manchester, Connecticut 06045-0151
                                      (860) 646-1233

                                      CHRISTOPHER R. SKOMOROWSKI
                                      President and Chief Executive Officer

    [LOGO]

                                                           March 30, 1999

Dear Lydall Stockholders:

    I am pleased to enclose Lydall's Annual Report describing the Company's operations and results for the past year. We appreciate your continuing interest in Lydall and invite you to attend the Company's Annual Meeting to be held on Wednesday, May 12, 1999 at 11:00 a.m. at The Hartford Club located at 46 Prospect Street in Hartford, Connecticut. For your convenience, Lydall will validate for stockholders' parking at the parking garage adjacent to The Hartford Club.

    The following pages contain the formal notice of the Annual Meeting and the Proxy Statement. PLEASE BE SURE TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD PROMPTLY TO ENSURE THAT YOUR SHARES WILL BE VOTED.

                               Sincerely,

                                             /s/ CHRISTOPHER R. SKOMOROWSKI
           ---------------------------------------------------------------------
                                             Christopher R. Skomorowski

                                     [LOGO]

                      ------------------------------------

                            NOTICE OF ANNUAL MEETING
                      ------------------------------------

                            TO BE HELD MAY 12, 1999

To: The Owners of Common Stock

The Annual Meeting of Stockholders of Lydall, Inc. will be held at The Hartford Club, 46 Prospect Street, Hartford, Connecticut, on Wednesday, May 12, 1999, at 11:00 a.m. E.D.T. for the following purposes:

    1. To elect 8 Directors to serve for one-year terms until the next Annual Meeting to be held in 2000.

    2. To transact any other business which may properly come before the meeting.

The Board of Directors urges you to complete, date and sign the accompanying proxy and return it promptly in the enclosed envelope. All stockholders are invited to attend the meeting, and your right to vote in person will not be affected if you mail your proxy.

                             YOUR VOTE IS IMPORTANT

                        Sincerely,

                        /s/ MARY A. TREMBLAY
                        ------------------------------------------------
                        MARY A. TREMBLAY

                        GENERAL COUNSEL AND

                        SECRETARY

Manchester, Connecticut

March 30, 1999

    [LOGO]

                                PROXY STATEMENT
----------------------------------------------------------------

GENERAL

    This Proxy Statement of Lydall, Inc. ("Lydall" or the "Company"), a Delaware corporation, is being mailed or otherwise furnished to stockholders on or about March 30, 1999 in connection with the solicitation by the Board of Directors of Lydall of proxies to be voted at the Annual Meeting of Stockholders. The Annual Meeting will be held on Wednesday, May 12, 1999 at 11:00 a.m. at The Hartford Club located at 46 Prospect Street in Hartford, Connecticut.

    Enclosed with this Proxy Statement and Notice of Annual Meeting is a proxy card on which the Board of Directors requests that you vote in favor of the election of all nominees for Directors of the Company to serve for terms of one year until the Annual Meeting in 2000. We would appreciate the return of your completed proxy card AS SOON AS POSSIBLE for use at the Annual Meeting or at any adjournments of the Annual Meeting. Properly executed proxies received by Lydall's Secretary before the meeting will be voted as directed unless revoked. A proxy may be revoked at any time before it is exercised by (a) notifying Lydall's Secretary in writing, (b) delivering a proxy with a later date or (c) by attending the meeting and voting in person. Unless you indicate on your proxy otherwise, shares represented by proxies properly SIGNED AND RETURNED to the Company will be voted "FOR" the nominees for the Board of Directors named in the proxy.

    Under the applicable provisions of the Company's By-laws, the presence, either in person or by proxy, of the holders of a majority of the voting power of the issued and outstanding stock is necessary to constitute a quorum for the transaction of business at the Annual Meeting. The election of directors requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter. For purposes of determining the number of affirmative votes cast with respect to any matter submitted to stockholders, only those votes cast "FOR" the matter are included. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum but will not be considered as votes cast in determining whether a matter has been approved by stockholders. Abstentions, therefore, will have the same effect as a negative vote. If a broker or other holder of record or nominee indicates on a proxy that it does not have authority, as to certain shares, to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. As a result, these so-called "broker non-votes" will have no effect on the outcome of the voting.

    All costs of solicitation of proxies will be borne by the Company. Lydall has engaged the services of the outside proxy solicitation firm of Morrow & Co. Inc. in the interest of increasing the number of shares represented at the meeting. The anticipated cost of the engagement is approximately $4,000. The contract provides for consultation regarding the written solicitation materials as well as the actual solicitation of proxies. Other costs anticipated are those ordinarily incurred in connection with the preparation and mailing of proxy material. In addition to solicitations by mail and the outside soliciting firm, the Company's directors, officers and other employees, without additional remuneration, may solicit proxies by telephone and personal interviews.

    Only holders of record of Lydall's Common Stock, par value $.10 per share ("Common Stock"), at the close of business on March 15, 1999 are entitled to vote at the meeting. On that date there were 15,725,703 shares of Common Stock outstanding, the holders of which are entitled to one vote per share.

                          ELECTION OF LYDALL DIRECTORS
----------------------------------------------------------------

    The Board of Directors has nominated Messrs. Lee A. Asseo, Samuel P. Cooley,
W. Leslie Duffy, David Freeman, Christopher R. Skomorowski, Elliott F. Whitely, Roger M. Widmann and Albert E. Wolf for re-election as Directors of the Company for a term of one year until the next Annual Meeting to be held in 2000.

    The Company has decided to discontinue the continuing rotation of two senior managers on the Board. The only nominee for Director who is a current employee of the Company is the Chief Executive Officer, Christopher R. Skomorowski. The Company intends to maintain its Board with a majority of outside Directors.

    Under the current Certificate of Incorporation, the Board of Directors is empowered to establish the number of directorships between 3 and 15. The Board of Directors has currently fixed the number of directorships at 8. As of the Record Date, there were no vacancies.

    Additional nominations for Directors may be made from the floor by stockholders who attend the meeting. It is the intention of the Proxy Committee of the Board of Directors to vote only for the Director nominees described on pages 3 through 5 of this Proxy Statement. Proxies cannot be voted for a greater number of persons than the number of nominees named.

    All nominees have indicated that they are willing and able to serve as Directors if elected. If any of such nominees should become unable or unwilling to serve, the Proxy Committee intends to vote for the replacement or replacements nominated by the Company's management.

VOTE REQUIRED FOR ADOPTION

    In order to be elected, the nominees must be approved by the affirmative votes of a majority of the shares of Common Stock represented, and entitled to vote, at the Annual Meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF NOMINEES REFERRED TO IN THIS SECTION.

----------------------------------------------------------------

                               BOARD OF DIRECTORS
----------------------------------------------------------------

    Nominees for election at the next Annual Meeting to serve for a term of one year, until 2000:
----------------------------------------------------------------

LEE A. ASSEO, 61, is, as of June 1996, the retired Chairman of the Board and Chief Executive Officer of The Whiting Company, a manufacturer of synthetic fibers for the brush industry, which he joined in 1983. Mr. Asseo has been a Lydall Director since 1985. During 1998, Mr. Asseo served as Chairman of the Nominating Committee and as a member of the Compensation and Stock Option and Audit Committees.
----------------------------------------------------------------

SAMUEL P. COOLEY, 67, is a retired Executive Vice President and Senior Credit Approval Officer of Shawmut Bank Connecticut, N.A., now Fleet National Bank, which he joined in 1955, and a position from which he retired in 1993. He has been a Lydall Director since 1966. During 1998, he served as Chairman of the Audit Committee and as a member of the Pension Committee.
----------------------------------------------------------------

W. LESLIE DUFFY, 59, is a partner in the law firm of Cahill Gordon & Reindel. He has been with that firm since 1965. He has been a Lydall Director since 1992. During 1998, Mr. Duffy served as Chairman of the Pension Committee, Chairman of the Executive Committee and a member of the Development Committee.
----------------------------------------------------------------

DAVID FREEMAN, 54, is the Chairman and Chief Executive Officer of Loctite Corporation. He has been with Loctite since 1974 when he joined as Financial Director based in London. He advanced to Vice President, Loctite European Group in Paris in 1979. Mr. Freeman came to the United States in 1981 when he was promoted to Vice President Finance of Loctite International. He advanced to Chief Financial Officer of Loctite Corporation in 1983, President of Loctite North American Group in 1985, and Executive Vice President, Chief Operating Officer and a member of Loctite's Board of Directors in 1990. He became President of Loctite in 1991, added the Chief Executive Officer responsibilities in April 1993, and was appointed Chairman in April 1996. He became a Lydall Director in 1998.
----------------------------------------------------------------

CHRISTOPHER R. SKOMOROWSKI, 45, is the Chief Executive Officer and President of Lydall, a position he has held since December 1998. From 1983 to 1984 he was Division Controller of the Westex Division of Lydall, he was then promoted to Marketing Manager of that Division in 1984 in which capacity he served until 1990. He then became President of that Division in 1991. He joined the Company in 1978 as Manager of Internal Auditing at the Corporate Office. He served as a rotating senior management Director from 1994 to 1995 and then became a non-rotating member in 1998. During 1998, Mr. Skomorowski served as a member of the Executive and Nominating Committees.
----------------------------------------------------------------

ELLIOTT F. WHITELY, 55, is the retired President of the Technical Papers Division of a subsidiary of the Company, a position he had held from 1987 through 1997. He joined Lydall in 1974 and later served as Vice President of Development and Technology for that Division, until he became President of that Division. He served as a rotating senior management Director from 1993 to 1994 and 1996 to 1997. He joined the Board in a non-rotating position in 1998. During 1998, Mr. Whitely served as a member of the Development Committee.
----------------------------------------------------------------

ROGER M. WIDMANN, 59, was elected Chairman of the Board on December 29, 1998 and is a Principal of Tanner & Co. Inc., an investment banking firm, a position he has held since 1997. Formerly, Mr. Widmann was Senior Managing Director, Corporate Finance, of Chemical Securities, Inc. He joined Chemical Bank, (now Chase Manhattan Bank) in May 1986. Prior to that, he had been a founder and Managing Director of First Reserve Corporation, an energy investment and finance firm, since 1981. Mr. Widmann has served as a Director of Weatherford Enterra, Inc. Mr. Widmann has been a Lydall Director since 1974. During 1998, Mr. Widmann served as Chairman of the Compensation and Stock Option Committee and as a member of the Development and Nominating Committees.
----------------------------------------------------------------

ALBERT E. WOLF, 69, is the former Chairman of the Board and a current Director of Checkpoint Systems, Inc., which manufactures and markets electronic security systems. Mr. Wolf has held his present position with Checkpoint since 1972. He has been a Lydall Director since 1977. During 1998, Mr. Wolf served as a member of the Compensation and Stock Option and Audit Committees.

----------------------------------------------------------------

                ACTIVITIES OF THE BOARD OF DIRECTORS AND CERTAIN
                            COMMITTEES OF THE BOARD
----------------------------------------------------------------

    The Board of Directors held five meetings during 1998, one of which was a teleconference Board Meeting. All current Directors attended all of the meetings of the Board held while they were Directors, with the exception of one Director who attended four of the five meetings. All Directors attended all meetings of any committees on which they served.

    The Company's Board of Directors has six standing committees: Audit, Development, Compensation and Stock Option, Pension, Nominating and Executive. The Audit Committee considers and reviews all matters connected with internal and external audit reports, the external auditors' management report, and similar matters. The Development Committee reviews management proposals for possible mergers and, in certain circumstances, acquisitions and joint ventures. The Compensation and Stock Option Committee: (i) reviews the executive compensation of officers of the Company at the division president level and above; (ii) approves various contracts with officers; and (iii) approves the granting of restricted stock awards, stock options and stock bonus awards to key employees pursuant to the Lydall, Inc. 1992 Stock Incentive Compensation Plan (the "1992 Plan"). The Pension Committee considers matters concerning the pension and profit sharing plans of the Company. The Nominating Committee recommends persons to be nominated as Directors and considers nominees recommended by stockholders. (See "Deadline for Submission of Stockholder Proposals"). The Executive Committee acts on behalf of the Board of Directors in the intervals between its meetings on all matters other than those that are specifically reserved to the full Board under the applicable provisions of the Delaware General Corporation Law and those specifically assigned by the Board of Directors to its other committees.

    During 1998, the Audit Committee held two meetings; the Development Committee held no meetings; the Compensation and Stock Option Committee held no meetings and acted by unanimous written consent on two occasions; the Pension Committee held one meeting and acted by unanimous written consent on one occasion; the Nominating Committee held one meeting and the Executive Committee held no meetings.

    During 1998, Directors who were not employees of the Company or otherwise compensated by the Company were paid $1,000 for each meeting of the Board of Directors attended, as well as $500 for any committee meeting held on a day other than the day on which a Board meeting was held. In addition, the 1992 Plan provides for the automatic grant of nonqualified stock options covering the lesser of 9,000 shares of Common Stock, or a number of shares of Common Stock having an aggregate Fair Market Value on the date of grant equal to $100,000, to each person serving as a Director on May 7, 1999 and May 7, 2002. New Directors, upon joining the Board, receive an automatic grant of nonqualified options covering the lesser of (i) 9,000 shares of Common Stock, (ii) a number of shares of Common Stock having an aggregate fair market value on the date of grant equal to $100,000 or (iii) the number of shares then available for such purpose under the 1992 Plan.

    From 1991 through 1996, the Company maintained a Deferred Compensation Plan for outside Directors and the Chairman (the "Deferred Compensation Plan"). The Deferred Compensation Plan was discontinued in 1996, and no further benefits will accrue thereunder. All Directors who participated in this plan will receive a lump-sum cash payment upon the later of the date they cease to serve as a Director or their attaining 62 years of age. For each of those Directors, the total amount of the payment will be equal to $3,000 for each full or partial calendar year of service as a Director completed prior to January 1, 1991, plus $6,000 for each full or partial calendar year of service as a Director completed after December 31, 1990 through December 31, 1996. All benefits are fully vested.

    In accordance with the amendment and restatement of the 1992 Plan, the payment of the current $16,000 retainer is in the form of unrestricted shares of Common Stock rather than cash, and there is an automatic grant each year of a nonqualified stock option covering 325 shares of Common Stock to the Chairman and each Outside Director of the Company in lieu of any further accruals under the Directors' Deferred Compensation Plan.

TRANSACTIONS WITH DIRECTORS

    During 1998, Cahill Gordon & Reindel, of which Director W. Leslie Duffy is a partner, was engaged by the Company as special counsel for limited matters.

         SECURITIES OWNERSHIP OF DIRECTORS, CERTAIN EXECUTIVE OFFICERS
                        AND 5 PERCENT BENEFICIAL OWNERS
----------------------------------------------------------------

    The following table lists, to the Company's knowledge, the ownership of Common Stock and the nature of such ownership for each Director and nominee for Director, for each executive officer named in the Summary Compensation Table, for all executive officers and Directors of Lydall as a group and for each person who beneficially owns in excess of 5 percent of the outstanding shares of Common Stock. Unless otherwise noted, each holder has sole voting and dispositive power with respect to the shares listed. All information is given as of March 8, 1999.

                                                                             PERCENT
                                           NATURE OF                           OF
NAME                             AMOUNT    BENEFICIAL OWNERSHIP               CLASS
---------------------------------------------------------------------------------
Lee A. Asseo                       19,034  Direct
Director and Nominee               18,000  (Exercisable under 1982 Stock
for Director                               Incentive Compensation Plan)
                                   11,247  (Exercisable under 1992 Plan)
                                ---------
                                   48,281                                       *
                                ---------
                                ---------
---------------------------------------------------------------------------------
James P. Carolan                   39,114  Direct
Executive Vice President and        8,953  Indirect (Spouse)
Division President                 25,000  (Exercisable under 1982 Stock
                                           Incentive Compensation Plan)
                                   63,334  (Exercisable under 1992 Plan)
                                   21,946  (Allocated under Lydall Profit
                                           Sharing Plan)(1)
                                ---------
                                  158,347                                         1.0
                                ---------
                                ---------
---------------------------------------------------------------------------------
Samuel P. Cooley                    5,034  Direct
Director and Nominee               18,000  (Exercisable under 1982 Stock
for Director                               Incentive Compensation Plan)
                                   11,247  (Exercisable under 1992 Plan)
                                ---------
                                   34,281                                       *
                                ---------
                                ---------
---------------------------------------------------------------------------------
W. Leslie Duffy                     3,034  Direct
Director and Nominee                9,000  (Exercisable under 1982 Stock
for Director                               Incentive Compensation Plan)
                                   11,247  (Exercisable under 1992 Plan)
                                ---------
                                   23,281                                       *
                                ---------
                                ---------
---------------------------------------------------------------------------------

                                                                             PERCENT
                                           NATURE OF                           OF
NAME                             AMOUNT    BENEFICIAL OWNERSHIP               CLASS
---------------------------------------------------------------------------------
David Freeman                         681  Direct
Director and Nominee
for Director
                                ---------
                                      681                                       *
                                ---------
                                ---------
---------------------------------------------------------------------------------
John E. Hanley                     19,274  Direct
Vice President-Finance and         34,508  Indirect (Spouse)
Treasurer                          18,000  (Exercisable under 1982 Stock
                                           Incentive Compensation Plan)
                                   60,528  (Exercisable under 1992 Plan)
                                   13,288  (Allocated under Lydall Profit
                                           Sharing Plan)(1)
                                ---------
                                  145,598                                       *
                                ---------
                                ---------
---------------------------------------------------------------------------------
Leonard R. Jaskol                 394,739  Direct
former Chairman of the Board       48,000  (Exercisable under 1982 Stock
and Chief Executive Officer                Incentive Compensation Plan)
                                   84,247  (Exercisable under 1992 Plan)
                                   59,974  (Allocated under Lydall Profit
                                           Sharing Plan)(1)
                                ---------
                                  586,960                                         3.7
                                ---------
                                ---------
---------------------------------------------------------------------------------
Raymond J. Lanzi                   93,094  Direct
Division President                  4,500  (Exercisable under 1982 Stock
                                           Incentive Compensation Plan)
                                   47,136  (Exercisable under 1992 Plan)
                                   31,830  (Allocated under Lydall Profit
                                           Sharing Plan)(1)
                                ---------
                                  176,560                                         1.1
                                ---------
                                ---------
---------------------------------------------------------------------------------
Joel Schiavone                      2,034  Direct
Director                            2,247  (Exercisable under 1992 Plan)
                                ---------
                                    4,281                                       *
                                ---------
                                ---------
---------------------------------------------------------------------------------
Christopher R. Skomorowski         42,272  Direct
President, CEO, Director and        5,000  Indirect (Spouse)
Nominee for Director               15,200  (Exercisable under 1982 Stock
                                           Incentive Compensation Plan)
                                   80,875  (Exercisable under 1992 Plan)
                                   16,934  (Allocated under Lydall Profit
                                           Sharing Plan)(1)
                                ---------
                                  160,281                                         1.0
                                ---------
                                ---------
---------------------------------------------------------------------------------

                                                                             PERCENT
                                           NATURE OF                           OF
NAME                             AMOUNT    BENEFICIAL OWNERSHIP               CLASS
---------------------------------------------------------------------------------
Elliott F. Whitely                 40,319  Direct
former Division President,         41,334  (Exercisable under 1992 Plan)
Director and Nominee for           32,980  (Allocated under Lydall Profit
Director                                   Sharing Plan) (1)                        *
                                ---------
                                  114,633
                                ---------
                                ---------
---------------------------------------------------------------------------------
Roger M. Widmann                   60,870  Direct
Chairman of the Board,                450  Indirect (Spouse)
Director and Nominee for           18,000  (Exercisable under 1982 Stock
Director                                   Incentive Compensation Plan)
                                   11,247  (Exercisable under 1992 Plan)            *
                                ---------
                                   90,567
                                ---------
                                ---------
---------------------------------------------------------------------------------
Albert E. Wolf                      7,144  Direct
Director and Nominee                2,000  Indirect (Spouse)
for Director                       18,000  (Exercisable under 1982 Stock
                                           Incentive Compensation Plan)
                                   11,247  (Exercisable under 1992 Plan)            *
                                ---------
                                   38,391
                                ---------
                                ---------
---------------------------------------------------------------------------------
John J. Worthington                 2,405  Direct
Division President and              8,125  (Exercisable under 1992 Plan)
Director                                                                            *
                                ---------
                                   10,530
                                ---------
                                ---------
---------------------------------------------------------------------------------
Lydall Profit Sharing Plan      1,095,732(1)                                      7.0
c/o First Union National Bank
123 South Broad Street
Philadelphia, PA 19101
---------------------------------------------------------------------------------
Westport Asset Management,      1,069,860(2)                                      6.8
Inc.
253 Riverside Avenue
Westport, CT 06880
---------------------------------------------------------------------------------
Dimensional Fund Advisors,      1,031,580(3)                                      6.6
Inc.
1299 Ocean Avenue, 11(th)
Floor
Santa Monica, CA 90401
---------------------------------------------------------------------------------
Oppenheimer Capital               826,105(4)                                      5.3
Oppenheimer Tower
World Financial Center
New York, NY 10281
---------------------------------------------------------------------------------

                                                                             PERCENT
                                           NATURE OF                           OF
NAME                             AMOUNT    BENEFICIAL OWNERSHIP               CLASS
---------------------------------------------------------------------------------
All Directors and               1,774,279(5)                                     11.3
Executive Officers as a
Group (20 persons)
---------------------------------------------------------------------------------

* Indicates that the Director/Officer owns less than 1 percent of the outstanding shares of Common Stock.

(1) Shares also listed as beneficially owned by the Lydall Profit Sharing Plan which has the sole power to dispose of the shares. Voting power with respect to the shares is exercised by the participating employee.

(2) As reported in Schedule 13G filed with the Securities and Exchange Commission on February 10, 1999.

(3) As reported in Schedule 13G filed with the Securities and Exchange Commission on February 11, 1999.

(4) As reported in Schedule 13G filed with the Securities and Exchange Commission on February 16, 1999.

(5) Of the 1,774,279 shares, 193,600 are exercisable under the 1982 Stock Incentive Compensation Plan, and 533,652 are exercisable under the 1992 Plan.

                             EXECUTIVE COMPENSATION
----------------------------------------------------------------

COMPENSATION AND STOCK OPTION COMMITTEE REPORT TO STOCKHOLDERS

    Based on a management proposal, the Compensation and Stock Option Committee (the "Committee") approves the compensation levels of Lydall's executives at the division president level and above, subject to ratification by the Board of Directors. The Committee also administers the Company's Individual Performance Awards, or cash bonus program, and the Lydall, Inc. Stock Incentive Compensation Plans as approved by stockholders. Each of the three members of the Committee is a nonemployee Director. All decisions by the Committee relating to the compensation of the Company's senior executives are reviewed by the full Board except for decisions about awards under the Company's stock-based compensation plans.

    The Committee has been guided by the following principles in determining the compensation levels of the senior executives named in the Summary Compensation Table -- the Chief Executive Officer, Mr. Skomorowski, the former Chief Executive Officer, Leonard R. Jaskol, and Messrs. Carolan, Lanzi, Worth- ington and Hanley.

PHILOSOPHY

    Lydall ties its executive compensation to the long-term goals and strategy of the Company which are to regain the strength and profitability of the Company and to protect and grow stockholder value through above-average, consistent corporate performance. In 1998, incentive compensation was based on the employee's operation's performance and progress made toward long-term goals. Lydall's incentive compensation plans are in the process of being re-crafted to base part of every eligible employee's bonus compensation on the earnings of the Company as a whole. Those working for operating divisions will also have the remainder based on their division's performance. This will further emphasize the value received and reasonably anticipated by stockholders.

    The Committee's executive compensation policies are designed to provide competitive levels of compensation that are closely integrated with the Company's annual and long-term performance goals. The Company seeks to attract and retain the highest qualified executives and seeks to ensure its compensation levels are competitive.

    Senior executives' compensation packages are intended to be consistent with those of executives in comparable positions with diversified manufacturers similar in size to Lydall. Because Lydall directly ties a large portion of its executive compensation to corporate performance however, executives may be paid more in a particular year of good results and less in a year of disappointing results.

    The Committee believes that stock ownership by management serves to align management's and stockholders' interests. The Company's stock-based incentive plans are an important component of its executive compensation and are intended to retain and motivate executives to improve the long-term operating results and growth of the Company. The Committee believes that there is a direct correlation between the accomplishment of these objectives and the value of Lydall's Common Stock.

ELEMENTS OF COMPENSATION

    The following describes each of the three components of Lydall's executive compensation packages.

    BASE SALARY. Base salary is compared with the competitive median for diversified manufacturers of similar size, as determined by independently published compensation surveys. Salaries for executives are reviewed by the Committee every two years and are based on the Committee's agreement that the individual's contribution to the Company has increased or decreased relative to operating performance and that competitive pay levels have changed.

    Prior to his resignation, Mr. Jaskol's base salary was approved at the December 1997 Board meeting to be effective January 1, 1998 through December 31, 1999. However, as discussed below, Mr. Jaskol resigned from the Company. See "Transactions with Management". The severance arrangement is more fully described in that section of this Proxy Statement. In determining Mr. Jaskol's compensation, the Committee in 1997 had considered pay levels among Chief Executive Officers of diversified manufacturers similar in size to Lydall as well as Mr. Jaskol's past contributions to the successful operating performance and financial management of the Company over the past several years. The Committee measured Mr. Jaskol's contributions by the Company's long-term earnings growth, balance sheet strength, and management development.

    When Mr. Skomorowski became Chief Operating Officer and President, effective October 1, 1998, his salary was increased by 40 percent, to reflect a salary commensurate with his new role and responsibilities, through December 31, 2000. Mr. Carolan's salary was increased on May 16, 1998 by 8.6 percent when he was promoted to Executive Vice President. In determining Mr. Skomorowski's and Mr. Carolan's salaries, the Committee considered their individual performance and long-term contributions to the Company.

    A similar process was followed for setting the salary levels for Mr. Hanley, Mr. Worthington and Mr. Lanzi, which were set at the end of 1997 for two years until the end of 1999.

    INDIVIDUAL PERFORMANCE AWARDS. The bonus portion of Lydall's executive compensation is a key component of its management's total compensation packages. In 1998 Individual Performance Award agreements ("IPAs") were based on earnings-per-share targets and the accomplishment of individually defined milestones. Threshold, and outstanding earnings-per-share targets are determined by the Committee at the beginning of each year. Individual milestones were also established annually, when applicable. As discussed above, the 1999 bonus compensation program will be based on division and corporate earnings.

    Companywide, the amounts for individual awards range from 5 percent to 75 percent of base salary. In 1998, the senior executives named in the Summary Compensation Table, excluding Mr. Jaskol and Mr. Skomorowski, were eligible to receive a bonus of up to 62.5 percent of their base salary. In 1998, Mr. Jaskol was eligible to receive a bonus of up to 75 percent of his base salary provided that Lydall's performance reached or surpassed the outstanding target levels. These levels were not attained in 1998, and thus, Mr. Jaskol did not receive any bonus for the year.

    In 1998, Mr. Skomorowski was eligible to receive a bonus of up to 68.75 percent of his base salary provided that Lydall's performance reached or surpassed the outstanding target levels. These levels were not attained in 1998, and thus Mr. Skomorowski did not receive any bonus for the year.

    Individual performance awards, or bonuses, for all division presidents are based two-thirds on personal milestones relating to the results of their division together with each division's contribution to the overall results of the Company, and one-third on corporate earnings-per-share targets. Mr. Worthington's, Mr. Carolan's and Mr. Lanzi's bonuses were based on this formula for 1998. Mr. Hanley's bonus was based solely on corporate earnings-per-share targets. None of the divisions nor corporate earnings-per-share met 1998's performance targets, and thus, no individual bonuses were paid.

    STOCK OPTION AWARDS. To link the Company's performance with executive compensation, the Committee has granted stock options towards achieving appropriate levels of Common Stock ownership for executives. These levels are based on comparison studies of executive stock ownership in other public companies similar in size to Lydall. Outstanding historical performance by an individual is additionally recognized through larger than normal option grants. In addition to the senior executives named in the Summary Compensation Table, a large number of Lydall's managers participate in the Company's stock option program.

    Stock options are granted at the prevailing market price and will only have value if the Company's stock price increases. Generally, options vest over four years; individuals must be employed by the Company at the time of vesting in order to exercise the options.

    In 1998, Mr. Jaskol did not receive option grants. He now holds options covering a total of 164,603 shares of Common Stock, 132,247 of which were vested as of the record date.

    Upon being elected to the Board in 1998, Mr. Skomorowski received an option grant covering 5,351 shares of Lydall, Inc. Common Stock. He now holds options covering a total of 114,551 shares of Common Stock, 96,075 of which were vested as of the record date. Mr. Skomorowski's option holdings are reviewed annually to ensure that his relative stock ownership in the Company adequately reflects his contributions to maximizing stockholder value for the long term. Option grants to Mr. Skomorowski are also tied to his level of base salary and to the long-term performance of the Company.

    In 1998, Mr. Worthington, upon being elected to the Board, received an option grant covering 5,351 shares of Common Stock. Mr. Lanzi, Mr. Hanley and Mr. Carolan did not receive option grants in 1998.

LIMITATION ON DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    The Omnibus Budget Reconciliation Act of 1993 added Section 162(m) to the Internal Revenue Code of 1986, as amended. Section 162(m) generally denies a publicly held corporation, such as the Company, a federal income tax deduction for compensation in excess of $1 million per year paid or accrued for each of its chief executive officer and four other most highly compensated executive officers. Certain "performance-based" compensation is not subject to the limitation on deductibility provided that certain stockholder approval and independent director requirements are met.

    Because of the fact that the compensation paid to each of the Company's executive officers has not exceeded $1 million per year, the Committee does not believe that the limitation on deductibility of executive compensation is currently material to the Company. The Committee will continue to review the situation in light of the final regulations and future events with the objective of achieving deductibility to the extent appropriate.

                    COMPENSATION AND STOCK OPTION COMMITTEE

                           Roger M. Widmann, Chairman
                        Lee A. Asseo and Albert E. Wolf

----------------------------------------------------------------

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    None of the Compensation and Stock Option Committee members have interlocking relationships with the Company and all are outside Directors.

                               PERFORMANCE GRAPH

    The following graph compares the cumulative total return on the Company's shares over the past five years with the cumulative total return on shares of companies comprising the Standard & Poor's Industrials Index, the Standard & Poor's Small Cap 600 Index, and the Russell 2000 Index. Cumulative total return is measured assuming an initial investment of $100 on December 31, 1993, including reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                   DEC-93     DEC-94     DEC-95     DEC-96     DEC-97     DEC-98

LYDALL, INC.                           $100       $152       $213       $211       $182       $111
S&P INDUSTRIALS                        $100       $104       $140       $172       $225       $301
S&P SMALLCAP 600                       $100        $95       $124       $150       $189       $194
RUSSELL 2000                           $100        $98       $126       $147       $180       $179

    Since Lydall, Inc. is included as a constituent of the Standard & Poor's Small Cap 600 Index ("S&P 600"), the Company will use this index as a performance comparison in place of the Standard & Poor's Industrial Index in future years. The S&P 600 provides a better reflection of companies with market capitalization similar to Lydall's.

    Due to the diversity of niche businesses that Lydall participates in, it is difficult to identify a reasonable peer group or one line-of-business index for comparison purposes. Thus, Lydall has chosen to compare its performance to the Russell 2000 Index, which is comprised of companies with similar market capitalizations.

                           SUMMARY COMPENSATION TABLE

    The following table shows the compensation either paid or awarded by the Company for the past three years through December 31, 1998 to Mr. Jaskol, the former Chief Executive Officer of the Company and each of the four other most highly compensated executive officers who were serving as executive officers as of December 31, 1998. Also provided is the compensation either paid or awarded by the Company for 1998 to Mr. Skomorowski, the current CEO.

                              ANNUAL COMPENSATION                              LONG-TERM COMPENSATION
                                                                          AWARDS                      PAYOUTS
                                                               -----------------------------  -----------------------
      (A)            (B)        (C)        (D)        (E)            (F)            (G)           (H)         (I)
                                                                                   SECUR-
                                                     OTHER                      ITIES UNDER-
      NAME                                           ANNUAL          RE-           LYING                   ALL OTHER
      AND                                           COMPEN-    STRICTED STOCK     OPTIONS/     LTIP PAY-    COMPEN-
   PRINCIPAL                  SALARY      BONUS      SATION        AWARDS           SARS          OUT        SATION
    POSITION        YEAR        ($)        ($)       ($)(1)          ($)            (#)           ($)        ($)(2)
C.R. Skomorowski       1998    275,000          0       7,632             0         5,351/0            0       63,812(4)
  CEO, President
  and
  Director(3)
L.R. Jaskol            1998    568,295          0     377,587(6)            0           0/0            0       70,570
  former CEO &         1997    499,999    127,500      49,802             0        25,325/0            0       68,422
  Chairman of          1996    499,999    375,000      51,559             0        19,278/0            0       68,289
  the Board(5)
J.P. Carolan           1998    305,625          0       9,890             0             0/0            0       71,790(4)(7)
  Executive VP         1997    250,000     17,709      11,205             0        20,000/0            0       34,979
  and Division         1996    250,000    143,334       9,860             0         9,419/0            0       54,590
  President
R.J. Lanzi             1998    280,000          0      14,071             0             0/0            0       34,078
  Division             1997    250,000     17,709      12,530             0         7,500/0            0       35,489
  President            1996    250,000     85,001      11,164             0         7,500/0            0       32,191
J.J. Worthington       1998    230,000          0      12,622             0         5,351/0            0       26,014
  Division             1997    210,000     20,223      12,905             0         7,500/0            0       30,007
  President and        1996    150,000    104,891       8,292             0        12,500/0            0       44,378
  Director
J.E. Hanley            1998    218,000          0       4,002             0             0/0            0       15,930
  VP-Finance &         1997    200,000     42,500       3,783             0         4,500/0            0       19,094
  Treasurer            1996    200,000    125,000       3,585             0         6,000/0            0       17,829

(1) None of the named executive officers received perquisite and other personal benefits in excess of the lesser of $50,000 or 10 percent of his total annual salary and bonus.

(2) The items reported in column (i) for 1998 include amounts paid on behalf of the named individuals by the Company for:

    Defined contribution plans (401(k) Plan & ESOP):

          C.R. Skomorowski ($9,600); L.R. Jaskol ($9,600); J.P. Carolan ($9,600); R.J. Lanzi ($9,600); J.J. Worthington ($9,600); J.E. Hanley
          ($9,600);

    The Employee Stock Purchase Plan:

          C.R. Skomorowski ($600); L.R. Jaskol ($575); J.P. Carolan ($600); R.J. Lanzi ($600); J.J. Worthington ($600); J.E. Hanley ($600);

    Life Insurance premiums:

          C.R. Skomorowski ($5,299); L.R. Jaskol ($49,361); J.P. Carolan ($10,445); R.J. Lanzi ($16,578); J.J. Worthington ($10,959); J.E.
          Hanley ($1,959);

    Long-Term Disability premiums:

          C.R. Skomorowski ($4,966); L.R. Jaskol ($11,034); J.P. Carolan ($6,646); R.J. Lanzi ($7,300); J.J. Worthington ($4,854); J.E. Hanley
          ($3,772);

(3) Mr. Skomorowski was appointed Chief Executive Officer of the Company on December 2, 1998.

(4) In 1998, Mr. Skomorowski and Mr. Carolan both relocated to take new positions in the Company and received reimbursement of relocation expenses, in the amounts of $43,323 and $44,187 respectively, in accordance with the Company's relocation policy.

(5) Mr. Jaskol retired from the Company on December 2, 1998. See "Transactions with Management".

(6) In 1998, Mr. Jaskol's loans from the Company were forgiven upon his resignation. The amount of the loans forgiven together with the gross-up for tax effect was $320,184. See "Transactions with Management". Additional tax gross-ups amounted to $54,103.

(7) In 1998, Mr. Carolan received a nonsmoking bonus of $312 in accordance with the policy for his location.

                               PLAN DESCRIPTIONS

    While not required by the Securities and Exchange Commission rules in every case, the Company believes a brief description of each compensation plan will enable stockholders to better understand the information presented in the tables.

DEFINED BENEFIT PENSION PLAN

    The Company provides a noncontributory, "career average" defined benefit pension plan (the "Pension Plan") to most salaried employees of Lydall. The Pension Plan provides that benefits, in the amount of 2 percent of the participant's annual eligible earnings, (subject to limitations imposed by the Internal Revenue Code) will accrue annually. The Pension Plan benefits are not determined primarily by final or average final compensation. The Company pays the entire cost of the Pension Plan which is administered by a committee appointed by the Board of Directors.

    A participant's compensation for purposes of determining pension benefits is the participant's W-2 compensation (less bonus and other similar compensation payments) plus pretax employee contributions to the pretax plans of Lydall, Inc.

    The normal retirement age under the Pension Plan is 65 and actuarially reduced benefits are available at age 55 if the participant has ten years of service. Messrs. Skomorowski, Carolan, Lanzi, Worthington and Hanley are expected to receive annual benefits upon retirement at normal retirement age (assuming salary increases of 5 percent per year) in the amounts of $130,208, $70,069, $65,985, $73,754, $149,285 respectively. The aforementioned amounts are not subject to any further reductions for Social Security benefits or for any other offset amounts. Mr. Jaskol will receive an estimated $76,346 in annual benefits upon reaching 65, assuming he does not elect reduced benefits prior to age 65 as described above.

SALARIED PROFIT SHARING PLAN

    The Company has a noncontributory profit sharing plan (the "Profit Sharing Plan") covering most salaried employees and full-time hourly employees at certain Lydall locations. The Board of Directors has discretionary authority to determine the amount of contributions (if any) to be made each year by the Company. Each employee receives a percentage of his or her W-2 compensation, as determined by the Board of Directors, (subject to the limitations imposed by the Internal Revenue Code) less bonus and other similar compensation payments plus employee pretax contributions. Contributions are made either in shares of Common Stock or in cash. If cash, the trustee of the Profit Sharing Plan uses it to purchase Common Stock, so that the Profit Sharing Plan is invested primarily in Lydall Common Stock. The Profit Sharing Plan provides that an employee's Profit Sharing Plan account shall be distributed to an employee who terminates employment with a vested benefit, or who retires at normal retirement age.

STOCK INCENTIVE PLAN

    The Company maintains the 1992 Plan, which expires on May 12, 2002. The 1992 Plan presently authorizes an aggregate of 2,420,000 shares of Common Stock for issuance under the terms of incentive awards that may be granted to Directors, officers and other key employees of the Company. Incentive awards granted under the 1992 Plan may take the form of nonqualified stock options, incentive stock options, restricted stock awards, or stock bonus awards.

                              STOCK OPTION TABLES

    The following table provides information regarding stock options granted to the named executive officers during 1998. In addition, in accordance with Securities and Exchange Commission rules, the values assigned to each reported option are shown using gains based on assumed rates of annual compound stock price appreciation of 5 percent and 10 percent from the date the options were granted over the full option term.

    In assessing these values, it should be kept in mind that no matter what theoretical value is placed on a stock option on the date of grant, its ultimate value will be dependent on the market value of the Company's stock at a future date, and that value will depend on the efforts of such executives to foster the future success of the Company for the benefit of not only the executives, but all stockholders.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                                                POTENTIAL
                                                                              REALIZED VALUE
                                                                                AT ASSUMED
                                                                               ANNUAL RATES
                                                                              OF STOCK PRICE
                                                                             APPRECIATION FOR
                                                                             OPTION TERM (*)
                                       INDIVIDUAL GRANTS
                       --------------------------------------------------  --------------------
         (A)               (B)            (C)           (D)        (E)        (F)        (G)

                        NUMBER OF        % OF
                       SECURITIES        TOTAL
                       UNDERLYING      OPTIONS/
                        OPTIONS/         SARS        EXERCISE
                          SARS        GRANTED TO      OR BASE    EXPIRA-
                         GRANTED       EMPLOYEES       PRICE      TION
                           (#)      IN FISCAL YEAR    ($/SH)      DATE       5%($)     10%($)
-----------------------------------------------------------------------------------------------
C.R. Skomorowski          5,351(1)/0      25.98/0    $ 18.6875    5/12/08     62,887    159,369
-----------------------------------------------------------------------------------------------
L.R. Jaskol                   0/0            0/0             0          0          0          0
-----------------------------------------------------------------------------------------------
J.P. Carolan                  0/0            0/0             0          0          0          0
-----------------------------------------------------------------------------------------------
R.J. Lanzi                    0/0            0/0             0          0          0          0
-----------------------------------------------------------------------------------------------
J.J. Worthington          5,351(1)/0      25.98/0    $ 18.6875    5/12/08     62,887    159,369
-----------------------------------------------------------------------------------------------
J.E. Hanley                   0/0            0/0             0          0          0          0
-----------------------------------------------------------------------------------------------

(*) These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the future performance of the Common Stock and overall stock market conditions.

(1)  Exercisable 25% 5/13/99; 50% 5/13/00; 75% 5/13/01; 100% 5/13/02.

    The following table shows stock option exercises by the named executive officers during 1998, including the aggregate value of gains on the date of exercise. In addition, this table includes the number of shares covered by both exercisable and nonexercisable stock options as of December 31, 1998. Also reported are the values for "in-the-money" options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of Common Stock.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                                                          (D)
                                                       NUMBER OF            (E)
                                                       SECURITIES         VALUE OF
                                                       UNDERLYING     UNEXERCISED IN-
                                                      UNEXERCISED        THE-MONEY
                            (B)                     OPTIONS/SARS AT   OPTIONS/SARS AT
                       -------------      (C)          FY-END (#)        FY-END ($)
         (A)              SHARES      ------------  ----------------  ----------------
---------------------   ACQUIRED ON      VALUE        EXERCISABLE/      EXERCISABLE/
        NAME           EXERCISE (#)   REALIZED ($)   UNEXERCISABLE     UNEXERCISABLE
--------------------------------------------------------------------------------------
C.R. Skomorowski.....            0              0     96,075/18,476       130,858/0
L.R. Jaskol..........       98,388      1,159,436    132,247/32,356       287,391/0
J.P. Carolan.........       27,160        472,305     88,334/21,585       155,966/0
R.J. Lanzi...........            0              0     51,636/11,250        54,194/0
J.J. Worthington.....            0              0      8,125/17,226             0/0
J.E. Hanley..........            0              0      92,928/7,972       226,428/0
--------------------------------------------------------------------------------------

INDIVIDUAL PERFORMANCE AWARD PLAN

    Lydall's Individual Performance Award Plan provides individual cash awards for improvement in annual operating results. The performance award plan is administered by the Stock Option and Compensation Committee of the Board of Directors. Performance awards are based upon individual performance and achievement of specified objectives. Individual awards, which may vary from 5 to 75 percent of base salary, are paid during the first quarter of the following year. During 1998, no performance awards were paid to the officers named in the Summary Compensation Table.

STOCK PURCHASE PLAN

    The Lydall Employee Stock Purchase Plan (the "Stock Purchase Plan") gives certain full-time, nonunion and union (if negotiated) Lydall employees the opportunity to purchase Common Stock through regular payroll deductions. Lydall contributes 33 1/3 percent of each employee's contribution up to $150 a month.

Purchases are made on the open market by a brokerage firm.

401(K) PLAN

    Lydall's 401(k) Plan is available to certain full-time, nonunion employees with at least three months of service and certain union employees as negotiated. In accordance with Section 401(k) of the Internal Revenue Code, the 401(k) Plan provides participants with the option to reduce their gross income for federal income tax purposes to the extent of their pretax contributions. Generally, participants may contribute up to 10 percent of their total compensation on a pretax basis (subject to limitations imposed by the Internal Revenue Code). Lydall matches the nonunion employees' pretax contributions up to 4 percent of each employee's annual compensation. The first 2 percent is matched dollar for dollar, and the next 2 percent is matched by 50 cents for every dollar. Lydall's matching contribution is immediately fully vested. The union facilities have not negotiated a matching contribution on their 401(k) plan for the plan year 1998.

OTHER EMPLOYEE BENEFIT PLANS REMUNERATION

    Lydall provides group life insurance of two to five times salary, and Accidental Death & Dismemberment Insurance for all eligible salaried employees. With respect to all executive officers named in the Summary Compensation Table and certain other officers of the Company, such life insurance coverage, consists of an individual Universal Life Policy which is owned by the covered individual. With respect to Mr. Jaskol, the only individual named in the Summary Compensation Table eligible for insurance coverage of five times his salary, a portion of this coverage is in the form of an individual whole life policy owned by him.

    Lydall provides under a group plan, long-term disability coverage of 60 percent of base salary to all eligible salaried employees. The Company provides all executive officers named in the Summary Compensation Table and certain other officers of the Company with long term disability coverage equal to their base salary subject to availability in the marketplace.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

    The Company has a supplemental retirement plan intended to provide retirement benefits supplementing those provided under other Company-related retirement plans to certain officers and key employees. All of the officers named in the Summary Compensation Table are participants. Upon retirement and for a period of up to

15 years, a participant is entitled to receive a monthly retirement benefit. That benefit is equal to the lesser of (i) 60 percent of the participant's final average pay less the participant's benefits (attributable to Company contributions) under all of the Company's qualified plans or (ii) an amount equal to the sum each year of the excess benefits for such participant under each plan attributable to the participant's compensation in excess of the limitation imposed by the Internal Revenue Code.

    The participant is deemed vested in the supplemental benefits when they have attained age 55 and the sum of their age and service equals or exceeds 70. Mr. Jaskol and Mr. Lanzi are the only participants named in the Summary Compensation Table who are fully vested. Messrs. Skomorowski, Jaskol, Carolan, Lanzi, Worthington and Hanley, are expected to receive annual benefits upon retirement at normal retirement age in the amount of $82,424, 146,108, 48,491, -0-, 83,025, -0- respectively.

TRANSACTIONS WITH MANAGEMENT

    Mr. Leonard R. Jaskol resigned as the Chairman and Chief Executive Officer of the Company effective as of December 2, 1998. Mr. Jaskol had served in those positions pursuant to the terms of an Agreement, dated March 1, 1995 (the "Agreement"). Among other things, the Agreement generally provided that Mr. Jaskol would continue to be treated as an employee of the Company for a specified period of time (referred to as the "Employment Period") in the event that he were ever replaced or otherwise forced to resign either before or after a Change of Control (as defined in the Agreement) of the Company. During the Employment Period, Mr. Jaskol would be entitled to receive an annual salary equal to one-third of the aggregate of the base salary and bonuses paid to him during the period commencing three years prior to the date of termination and ending on the date of termination. In addition, during the Employment Period, Mr. Jaskol would be entitled to receive the same fringe benefits that he would have been entitled to receive if he had continued to be employed as the Chief Executive Officer during the Employment Period, reimbursement for any reasonable expenses incurred by him in the performance of any duties for the Company, a monthly allowance of $1,500 in lieu of an office and secretarial help, and the use of an automobile on substantially the same basis as prior to his termination. Mr. Jaskol would also be entitled to continue to participate in all life, health, disability and other welfare plans or programs of the Company existing at the time of the termination, with such participation to continue throughout the term of the Employment Period and after the Employment Period up to age 65 or the earlier death of Mr. Jaskol. Finally, the Agreement provided that Mr. Jaskol would be made whole on an after-tax basis with respect to certain excise taxes which might be imposed upon certain payments due and payable under the Agreement. In exchange for the foregoing, the Agreement provided that Mr. Jaskol would be prohibited from competing with the Company or be directly or indirectly interested in any business competing with the business being conducted by the Company.

    In connection with the resignation of Mr. Jaskol, the Company and Mr. Jaskol entered into an Agreement and General Release, dated December 2, 1998 (the "Separation Agreement"), which modifies and supplements the Agreement. Among other things, the Separation Agreement provides that the resignation of Mr. Jaskol shall be considered as a termination without cause under the Agreement. The Separation Agreement also provides that, for purposes of the Agreement, Mr. Jaskol's annual salary shall be $780,000 and the Employment Period shall be the thirty-month period beginning on December 2, 1998 and ending on June 1, 2001. Mr. Jaskol will receive medical benefits until the date on which Mr. Jaskol attains age 70, with one-half of the cost of such coverage generally being paid by Mr. Jaskol after attaining the age of 66. Mr. Jaskol's existing stock options, if not then exercisable, will become exercisable on June 1, 2001 and any non-qualified stock option that has not been exercised prior to the end of the Employment Period shall remain exercisable for a period of one year after the end of the Employment Period (but not beyond the term of the option). Finally, the Separation Agreement provides for the forgiveness of two outstanding loans from the Company to Mr. Jaskol aggregating approximately $174,340 plus accrued interest. In all other respects, the Separation Agreement provides that the Agreement shall remain in full force and effect. In exchange for the foregoing, the Separation Agreement includes a full release, pursuant to which Mr. Jaskol releases any and all claims he had, or may have had, arising from or relating to the termination of his employment.

    The Company has entered into agreements with (i) Mr. Skomor- owski; (ii) certain of the Division Presidents of the Company, including Executive Vice President Carolan and the others named in the Summary Compensation Table; (iii) Vice President Finance and Treasurer John E. Hanley;

(iv) Vice President Investor Relations Carole F. Butenas; (v) General Counsel and Secretary Mary A. Tremblay and (vi) Director, Human Resources Mona G. Estey. The agreements are intended to provide for continuity of management in the event of a change in control of the Company. The agreements generally provide for the continued employment of each such executive officer in the event that he or she is forced to resign or is otherwise replaced (unless he or she resigns or is replaced for "cause", as defined in the agreements) after a change in control of the Company. The agreements also provide for the continued employment of certain executive officers in the event of termination before a change in control. The agreements define a change in control of the Company to mean (a) an acquisition of the Company by means of a merger or consolidation or purchase of substantially all of its assets, if incident thereto the composition of the Company's Board of Directors changes with the result that a majority of the Board consists of new members, or the Company's stockholders receive cash or other consideration in exchange for their Lydall stockholdings, (b) the acquisition of 25 percent or more of the outstanding shares of Common Stock by an entity or a person who was not an officer or a Director of the Company on the dates of the respective agreements or (c) the election or appointment to the Board of any Director(s), where that appointment or election was not approved by a vote of at least a majority of the Directors then in office. Mr. Skomorowski's and Mr. Carolan's agreements are dated February 1, 1999. Mr. Worth- ington's agreement is dated November 7, 1998 and each of the other agreements is dated March 10, 1995.

    The period during which the Company would be obligated to continue to employ the covered executives is defined in the agreements as the "Employment Period." During the Employment Period, each covered executive would be entitled to receive an annual salary equal to one-third of the aggregate of the base salary and bonuses he or she received during the three years prior to the Employment Period. With respect to Mr. Skomorowski, the Company would be obligated to pay such amount to him for a period of two years if he is forced to resign or is otherwise replaced prior to a "change in control" of the Company or three years if he resigns (including a voluntary resignation) or is otherwise replaced following a change in control of the Company. With respect to each of the Division Presidents with agreements, and the Vice President-Finance and Treasurer, the period during which the Company would be obligated to pay such amount would be one year if forced resignation or replacement occurs prior to a change in control and two years if forced resignation or other replacement occurs following a change in control. With respect to Ms. Butenas, Ms. Tremblay and Ms. Estey, the period during which the Company would be obligated to pay such amount would be 6 months if termination occurs prior to a Change of Control and one year if termination occurs within one year following a change of control. Each of the agreements provides that the covered executive officers will not be entitled to any benefits after their normal retirement date.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, executive officers and persons who beneficially own more than 10 percent of the Company's stock to file certain reports with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange concerning their beneficial ownership of the Company's equity securities. Applicable SEC regulations also require such persons to furnish the Company with copies of all such reports. Based solely on a review of the copies of such reports furnished to the Company as of the date of this proxy statement, or written representations that no reports were required, the Company believes that, during 1998, all filing requirements applicable to its Directors, officers and greater than 10 percent stockholders were satisfied.

APPOINTMENT OF AUDITORS

    The Board of Directors approved, upon recommendation of the Audit Committee, PricewaterhouseCoopers LLP, as independent accountants to the Company for the year ended December 31, 1998. It is expected that the Board of Directors will appoint PricewaterhouseCoopers LLP as the Company's independent accountants for the current year. Representatives of PricewaterhouseCoopers LLP, will be present at the Annual Meeting and will be available to respond to questions.

OTHER MATTERS

    The Board of Directors does not know of other matters which may come before the meeting. However, if other matters are properly presented at the meeting, it is the intention of the proxy committee to vote or otherwise to act in accordance with their judgment on such matters.

DEADLINE FOR SUBMISSION OF STOCKHOLDER PROPOSALS

    Any proposals or recommendations for Directors by stockholders which are to be presented at the Annual Meeting to be held in May, 2000 must be received by the Company by December 1, 1999 in order to be included in the Proxy Statement and on the proxy card relating to the 2000 Annual Meeting.

    COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR 1998 WILL BE PROVIDED WITHOUT CHARGE, UPON REQUEST. REQUESTS MAY BE DIRECTED TO: CAROLE F. BUTENAS, VICE PRESIDENT-INVESTOR RELATIONS, LYDALL, INC., P.O. BOX 151, MANCHESTER, CONNECTICUT 06045-0151.

PROXY

                            LYDALL, INC.

     The undersigned hereby appoints Samuel P. Cooley, Christopher R. Skomorowski and Roger M. Widmann, or any one of them, with full power of substitution, as attorneys and proxies, to vote all shares of stock of Lydall, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at The Hartford Club, 46 Prospect Street, Hartford, Connecticut on May 12, 1998 at 11:00 a.m. E.D.T. and at any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement dated March 30, 1999 and instructs its attorneys and proxies to vote as set forth on this Proxy.

       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                     (TO BE SIGNED ON REVISE SIDE)

                   PLEASE DATE, SIGN AND MAIL YOUR
                PROXY CARD BACK AS SOON AS POSSIBLE!

                   ANNUAL MEETING OF STOCKHOLDERS
                          LYDALL, INC.

                          MAY 12, 1999












Please Detach and Mail in the Envelope Provided

A /X/ Please mark your voting
      as in the example.

                                      NOMINEES:
1. ELECTION OF       FOR    WITHHELD    Lee A. Asseo                2. In their discretion, such other business as may properly
   DIRECTORS         / /      / /       Samuel P. Cooley               come before the meeting.
                                        W. Leslie Duffy
For, Except vote withheld from the      David Preeman               The shares represented by this Proxy will be voted as
following nominee(s).                   Christopher R. Skomorowski  specified. IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE
                                        Elliott F. Whitely          VOTED IN FAVOR OF THE SPECIFIED NOMINEES. THIS PROXY CARD
                                        Roger M. Wadmann            MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RETURNED IN
----------------------------------      Albert E. Wolf              ORDER TO HAVE YOUR SHARES VOTED.

                                                                         PLEASE NOTE ANY CHANGE OF ADDRESS.






Signature                                Date                       Signature                                 Date
        -------------------------------      ---------------                -------------------------------      ---------------

NOTE:  Please sign exactly as name appears above. Joint owners should EACH SIGN. When signing as attorney, executor, administrator, trustee, etc. indicate title. If the signer is a corporate, sign in the corporation name by a duly authorized officer.